Exhibit 10.3

SIX FLAGS, INC.
1540 Broadway, 15th Floor
New York, NY 10036

June 13, 2009

To the Holders of Lender Claims
Referred to Below

Ladies and Gentlemen:

This letter agreement (the “Agreement”) sets forth certain terms and conditions pursuant to which Six Flags, Inc. (“SFI”), Six Flags Operations Inc. (“SFO”) and Six Flags Theme Parks Inc. (“SFTP”) and certain of SFTP’s domestic subsidiaries (collectively the “Debtors”) will propose their jointly filed chapter 11 plan of reorganization (the “Plan”) on a consensual basis with the support of the lenders (the “Lenders”) party to the Second Amended and Restated Credit Agreement dated as of May 25, 2007 (as amended, modified or otherwise supplemented from time to time, the “Credit Agreement”), among SFI, SFO, SFTP (as the primary borrower), certain of SFTP’s foreign subsidiaries party thereto, the Lenders, the agent banks party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) signatory hereto.

Capitalized terms not defined herein shall have the meaning ascribed to such terms in the Restructuring Term Sheet (as defined below).

1.                                       Proposed Plan of Reorganization

Each of the Debtors proposes to commence cases (collectively, the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) to be jointly administered.  As part of the Chapter 11 Cases, the Debtors intend to file a disclosure statement and related Plan, which will provide for, among other things, certain distributions on account of the claims of the Lenders under the Credit Agreement (the “Lender Claims”).

2.                                       Due Authority

Each holder of Lender Claims identified as such on the signature page hereto (such Lenders, the “Participating Lenders”) represents and warrants to the Debtors that, as of the date hereof, (i) such Participating Lender either (A) is the beneficial owner of the principal amount of Lender Claims set forth below under its signature hereto, or (B) has investment or voting discretion with respect to the principal amount of Lender Claims set forth below under its signature and has the power and authority to bind the beneficial owner(s) of such Lender Claims to the terms of this Agreement and (ii) such Participating Lender has full power and authority to vote and consent to matters concerning such Lender Claims and to exchange, assign and transfer such Lender Claims.

3.                                       Support for a Qualified Plan

Subject to the terms and conditions hereof and for so long as its obligations hereunder have not terminated as provided herein, each Participating Lender and, in the case of the following clauses (a), (b) and (c), its affiliates, subsidiaries, representatives, agents and employees (a) shall support and take all reasonable actions to facilitate the solicitation, confirmation and consummation of a Plan incorporating the terms and conditions set forth on Exhibit 1 annexed hereto (the “Restructuring Term Sheet”) and consistent in all material respects with the Restructuring Term Sheet, as may be modified in accordance with Section 9 hereof, and in form and substance reasonably satisfactory to the Supermajority Participating Lenders(1) (a “Qualified Plan”), including, as applicable, provided that such Participating Lender has been properly solicited pursuant to Bankruptcy Code sections 1125 and 1126, timely voting its Lender Claims to accept such plan, (b) will not object to confirmation of, or vote its Lender Claims to reject, a Qualified Plan or otherwise take any action or commence any proceeding to oppose or to seek any modification of a Qualified Plan, the Disclosure Statement (as defined below) related to a Qualified Plan, or any other reorganization documents containing terms and conditions consistent in all material respects with the Restructuring Term Sheet and this Agreement and (c) will not directly or indirectly seek, solicit, support, encourage, vote its Lender Claims for, consent to, or participate in the negotiation or formulation of (i) any plan of reorganization, proposal, offer, dissolution, winding up, liquidation, reorganization, merger, consolidation, business combination, joint venture, partnership, sale of assets or restructuring for any of the Debtors (each, an “Alternative Proposal”) other than a Qualified Plan or (ii) any other action that is inconsistent with, or that would delay or obstruct the proposal, solicitation, confirmation, or consummation of, a Qualified Plan.  Notwithstanding the foregoing, nothing in this Agreement shall limit any Participating Lender’s rights under any applicable bankruptcy, insolvency or similar proceeding (including, without limitation, appearing as a party in interest in any matter to be adjudicated in any case under the Bankruptcy Code concerning the Debtors) so long as the exercise of such rights are not inconsistent with the Qualified Plan and are not for the purpose of hindering, delaying or preventing the consummation of the Qualified Plan.

Each Participating Lender agrees to permit disclosure in the Disclosure Statement and any filings by the Debtors with the Securities and Exchange Commission and any other regulatory agency to which the Debtors may be subject of the contents of this Agreement, including, but not limited to, the aggregate Lender Claims held by all Lenders; provided that (i) the Debtors shall provide a draft of such disclosure to the Participating Lenders and a reasonable amount of time to review such draft prior to such disclosure being made and (ii) the Debtors shall not disclose the amount of any individual Lender Claim, except as otherwise required by applicable law.

4.                                       Transfer of Lender Claims

Each Participating Lender agrees that so long as this Agreement has not been terminated it shall not (a) grant any proxies to any person in connection with its Lender Claims

(1) For this Agreement “Supermajority Participating Lenders” shall mean the Participating Lenders holding more than 60% of the Lender Claims bound under this Agreement.

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to vote on the Plan except as is consistent with the intention of the Participating Lenders as set forth in this Agreement, or (b) sell, transfer or otherwise dispose of its Lender Claims except in accordance with the terms of the Credit Agreement and to a party that agrees in writing to be subject to the terms and conditions of this Agreement as a “Participating Lender”, which writing shall be in form and substance reasonably satisfactory to the Administrative Agent and the Debtors.  Each Participating Lender agrees to notify the Debtors in writing before the close of two (2) business days after such transfer, sale or assignment of its Lender Claims and to provide the Debtors with a signed agreement of the transferee agreeing to be subject to the terms and conditions of this Agreement before the close of two (2) business days after such transfer, sale or assignment.  This Agreement shall in no way be construed to preclude any Lender from acquiring additional Lender Claims, which Lender Claims shall become subject to the terms hereof.  This Agreement shall in no way be construed to (x) preclude any Lender from acquiring any other claims against the Debtors or (y) restrict any Lender with respect to the voting of such other claims either in connection with these Chapter 11 cases or otherwise.

5.                                       The Debtors’ Covenants

As long as a Termination Event (as defined below) has not occurred, or has occurred but has been duly waived in accordance with the terms hereof, the Debtors, subject to Section 6(b) herein, shall use their commercially reasonable efforts to:

(a)                                  file a disclosure statement in form and substance reasonably satisfactory to the Supermajority Participating Lenders (the “Disclosure Statement”) and prosecute its approval by the Bankruptcy Court within the timeframe set forth herein;

(b)                                 implement all steps necessary or appropriate to obtain from the Bankruptcy Court an order confirming a Qualified Plan (the “Confirmation Order”) within the time frame set forth herein, which Confirmation Order shall be in form and substance reasonably satisfactory to the Supermajority Participating Lenders;

(c)                                  effectuate and consummate a Qualified Plan within the timeframe set forth herein; and

(d)                                 take no action (directly or indirectly) that is inconsistent with, or that would delay or otherwise impede approval of the Disclosure Statement or a Qualified Plan or the expeditious confirmation and consummation of a Qualified Plan.

(e)                                  None of the materials and information provided by or on behalf of the Debtors to the Lenders or the Administrative Agent in connection with the restructuring contemplated by this Agreement, when read or considered together, contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to prevent the statements made therein from being materially misleading.

6.                                       Termination of Obligations

(a)                                  The obligations of a Participating Lender under this Agreement shall immediately terminate and be of no further force and effect on the date that is three business days following the occurrence of any of the events listed below (each, a “Termination Event”)

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unless no later than three business days following the Termination Event the occurrence of such Termination Event is waived by the Participating Lenders:

(i)                           the bankruptcy cases of the Debtors shall not have been filed by June 17, 2009;

(ii)                        a Qualified Plan and the Disclosure Statement shall not have been filed by August 15, 2009;

(iii)                     the Disclosure Statement shall not have been approved by the Bankruptcy Court by October 15, 2009;

(iv)                    the Bankruptcy Court shall not have entered the Confirmation Order by December 31, 2009;

(v)                       a Qualified Plan shall not have been consummated by February 15, 2010;

(vi)                    the Debtors shall take any action inconsistent with the Debtors’ covenants set forth in Section 5 above, including without limitation (A) publicly announcing their intention not to pursue a Qualified Plan or (B) proposing, accepting or filing a motion with the Bankruptcy Court seeking approval of an Alternative Proposal;

(vii)                 (A) an examiner with expanded powers or a trustee shall have been appointed in any of the Chapter 11 Cases, or (B) any of the Chapter 11 Cases shall have been converted to a case under Chapter 7;

(viii)              any of the Chapter 11 Cases is dismissed;

(ix)                      a Confirmation Order is reversed on appeal or vacated;

(x)                         the Bankruptcy Court does not enter, (i) within five business days after the Petition Date, an interim order and, (ii) within thirty days after the Petition Date, a final order, governing the use by the Debtors of the Lenders’ cash collateral and granting adequate protection to the Lenders, in form and substance reasonably satisfactory to the Administrative Agent (collectively, the “Cash Collateral Orders”);

(xi)                      the occurrence of a termination event under the Cash Collateral Orders, unless no later than three business days following the termination event such termination event is waived pursuant to the terms thereunder; or

(xii)                   there shall have occurred any event, development or circumstance since the Petition Date (other than any event, claim, or circumstance relating to the Chapter 11 Cases or the commencement thereof) that shall have resulted or could reasonably be expected to result in a material adverse change in the business, condition (financial or otherwise), income, operations or prospects of the Debtors.

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(b)                                 Notwithstanding anything to the contrary contained in this Agreement, (i) the Debtors may furnish or cause to be furnished information concerning SFI and its subsidiaries and affiliates to a party (an “Alternative Proposal Proponent”) that SFI’s board of directors (the “Board”) believes in good faith has expressed an unsolicited legitimate interest in, and has the financial wherewithal to consummate, an Alternative Proposal on terms, including confidentiality terms, approved by the Board, (ii) the Debtors shall deliver to the Administrative Agent any proposal or offer for an Alternative Proposal received from an Alternative Proposal Proponent promptly following receipt thereof and (iii) promptly following the good faith determination by SFI and the Board that such a proposal or offer for an Alternative Proposal is likely to be more favorable to the Debtors’ estates and their creditors and other parties to whom the Debtors owe fiduciary duties than is proposed under the Restructuring Term Sheet, taking into account, among other factors, the identity of the Alternative Proposal Proponent, the likelihood that any such Alternative Proposal will be negotiated to finality within a reasonable time, the litigation risks associated with obtaining Bankruptcy Court approval of the Alternative Proposal and the potential loss to the Debtors’ estates and their creditors and other parties to whom the Debtors owe fiduciary duties if any such Alternative Proposal is not consummated, the Debtors shall notify the Participating Lenders of such determination and, unless within ten (10) business days of such notification the Participating Lenders have agreed to a modification of the Restructuring Term Sheet that would provide comparable treatment to the Debtors’ estates and their creditors and other parties to whom the Debtors owe fiduciary duties as provided by the Alternative Proposal, either of the Debtors or any Participating Lender may terminate its obligations under this Agreement by written notice to the Administrative Agent.  Nothing in this Section 6(b) shall obligate any Participating Lender to agree to any Alternative Proposal or to any modification of the Restructuring Term Sheet.

(c)                                  Upon termination of this Agreement, each Participating Lender shall be released from its commitments, undertakings and agreements under or related to this Agreement and shall have the rights and remedies that it would have had and shall be entitled to take all actions that it would have been entitled to take had it not entered into this Agreement.  Upon the occurrence of any termination of this Agreement any and all votes delivered by a Participating Lender prior to such termination shall be deemed, for all purposes, to be null and void from the first instance and shall not be considered or otherwise used in any manner by the Debtors.

7.                                       Specific Performance

It is understood and agreed by the parties that money damages would not be a sufficient remedy for any breach of this Agreement by any party and each non-breaching party shall be entitled to seek specific performance and injunctive or other equitable relief, including attorneys fees and costs, as a remedy of any such breach, and each party agrees to waive any requirement for the securing or posting of a bond in connection with such remedy.

8.                                       Prior Negotiations

This Agreement supersedes all prior negotiations, and documents reflecting such prior negotiations, between and among the Debtors and the Lenders (and their respective advisors), with respect to the subject matter hereof.

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9.                                       Amendments

No amendment, modification, waiver or other supplement of the terms of this Agreement or the Restructuring Term Sheet shall be valid unless such amendment, modification, waiver or other supplement is in writing and has been signed by the Debtors and the Supermajority Participating Lenders, provided, however, (a) the written consent of each Participating Lender shall be required for any amendment, modification, waiver or other supplement of this Agreement or the Restructuring Term Sheet, as the case may be, that (i) effects non-ratable or otherwise disparate treatment of funded Lender Claims, (ii) amends or modifies in any way the definition of Conflicted Lender (as defined below) as used in this Agreement or (iii) effects a material and adverse change to the treatment of the Lender Claims from that reflected in the Restructuring Term Sheet as of the date hereof and (b) a Conflicted Lender shall have no vote on any matter herein and its Lender Claims will not count for any purposes in calculating Supermajority Participating Lenders or whether all Participating Lenders have consented as required by the preceding clause (a).

“Conflicted Lender” shall be any Lender that, as of any date of determination, holds nominal claims against (i) SFI, and/or (ii) SFO that (determined on a percentage basis of the total bond claims against SFI or SFO, as applicable), individually or in the aggregate, exceed 50% of its nominal Lender Claims (determined on a percentage basis of the total Lender Claims of all Lenders).  By way of example, if a Lender held 30% of the aggregate Lender Claims, it would be a Conflicted Lender if it held more than 15% of either the bond claims against SFI or SFO or the combined bond claims against SFI and SFO.

For the purposes hereof, immaterial changes to the Restructuring Term Sheet shall not constitute a modification or amendment thereof or of this Agreement.

10.                                 Independent Analysis

Each Participating Lender hereby confirms that it has made its own decision to execute this Agreement based upon its own independent assessment of documents and information available to it, as it deemed appropriate.

11.                                 Governing Law

This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York.  By its execution and delivery of this Agreement, each of the parties hereto hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in either a state or federal court of competent jurisdiction in the State of New York.  By execution and delivery of this Agreement, each of the parties hereto hereby irrevocably accepts and submits itself to the nonexclusive jurisdiction of each such court, generally and unconditionally, with respect to any such action, suit or proceeding.  Notwithstanding the foregoing consent to jurisdiction in either a state or federal court of competent jurisdiction in the State of New York, upon the commencement of the Chapter 11 Cases, each of the parties hereto hereby agrees that, if the petitions have been filed

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and the Chapter 11 Cases are pending, the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of or in connection with this Agreement.

12.                                 Effective Date

This Agreement shall become effective when the Debtors have received counterparts hereof duly executed and delivered by the Debtors and each member of the steering committee of Lenders party to the Credit Agreement (the “Effective Date”).

Upon the Effective Date, the Restructuring Term Sheet shall be deemed effective for purposes of this Agreement and thereafter the terms and conditions therein may only be amended, modified, waived or otherwise supplemented as set forth in Section 9 above.

13.                                 Third-Party Beneficiary

This Agreement is intended for the benefit of the parties hereto and no other person shall have any rights hereunder.

14.                                 Counterparts

This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same agreement.  Execution copies of this agreement may be delivered by facsimile or otherwise, which shall be deemed to be an original for the purposes of this paragraph.

15.                                 Headings

The section headings of this Agreement are for convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement.

16.                                 Acknowledgment

This Agreement is not and shall not be deemed to be a solicitation of consents to the Plan.  The acceptance of the Lenders will not be solicited until the Lenders have received the Disclosure Statement and related ballot, as approved by the Bankruptcy Court.

17.                                 Settlement Discussions

This Agreement and the Restructuring Term Sheet are part of a proposed settlement of matters that could otherwise be the subject of litigation among the parties hereto. Nothing herein shall be deemed an admission of any kind.  Pursuant to Federal Rule of Evidence 408 and any applicable state rules of evidence, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce the terms of this Agreement.

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18.                                 No Waiver of Participation and Preservation of Rights

Except as expressly provided in this Agreement, nothing herein is intended to, does or shall be deemed in any manner to waive, limit, impair or restrict the ability of each of the Lenders to protect and preserve its rights, remedies and interests, including, but not limited to, its claims against any of the Debtors, any liens or security interests it may have in any assets of any of the Debtors, or its full participation in the Chapter 11 Cases.  Without limiting the foregoing sentence in any way, if the transactions contemplated by this Agreement or otherwise set forth in a Qualified Plan are not consummated as provided herein, if a Termination Event occurs, or if this Agreement is otherwise terminated for any reason, the parties hereto each fully reserve any and all of their respective rights, remedies and interests.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers, solely in their respective capacity as officers of the undersigned and not in any other capacity, as of the date first set forth above.

SIX FLAGS, INC.

By:	/s/ Jeffrey R. Speed
Name: Jeffrey R. Speed
Title: Chief Financial Officer

SIX FLAGS OPERATIONS INC.

By:	/s/ Jeffrey R. Speed
Name: Jeffrey R. Speed
Title: Chief Financial Officer

SIX FLAGS THEME PARKS INC.

By:	/s/ Jeffrey R. Speed
Name: Jeffrey R. Speed
Title: Chief Financial Officer

Astroworld GP LLC
Astroworld LP
Astroworld LP LLC
Fiesta Texas Inc.
Funtime, Inc.
Funtime Parks, Inc.
Great America LLC
Great Escape Holding Inc.
Great Escape Rides L.P.
Great Escape Theme Park L.P.
Hurricane Harbor GP LLC
Hurricane Harbor LP
Hurricane Harbor LP LLC
KKI, LLC
Magic Mountain LLC
Park Management Corp.
PP Data Services Inc.
Premier International Holdings Inc.
Premier Parks of Colorado Inc.

[Signature Page Plan Support Agreement]

Premier Parks Holdings Inc.
Premier Waterworld Sacramento Inc.
Riverside Park Enterprises Inc.
SF HWP Management LLC
SFJ Management Inc.
SFRCC Corp.
Six Flags Inc.
Six Flags America LP
Six Flags America Property Corporation
Six Flags Great Adventure LLC
Six Flags Great Escape L.P.
Six Flags Operations Inc.
Six Flags Services Inc.
Six Flags Services of Illinois, Inc.
Six Flags St. Louis LLC
Six Flags Theme Parks Inc.
South Street Holdings LLC
Stuart Amusement Company

	By:	/s/ Jeffrey R. Speed
Name: Jeffrey R. Speed
Title: Chief Financial Officer

AGREED BY EACH OF THE FOLLOWING LENDERS

JPMORGAN CHASE BANK, N.A.

Claims under the Credit Agreement:		$47,500,000

Pro Rata Percentage:		4.279%

Authorized Signatory:

By:	/s/ Alex Goldenberg
	Name: Alex Goldenberg
	Title: Vice President

[Signature Page Plan Support Agreement]

BEACH POINT CAPITAL MANAGEMENT LP

on behalf of each of the funds and accounts it manages or advises,

on a several but not joint basis, that are beneficial owners of the amount of Lender Claims set forth below (“Beach Point”)

Principal amount of Lender Claims under the Credit Agreement:		$58,607,384.79 (*)

Pro Rata Percentage:		5.279%

Authorized Signatory:

By:	/s/ Scott M. Klein
	Name: Scott M. Klein
	Title: Managing Partner

(*) The amount set forth above excludes $15,000,000 of Lender Claims that may be listed as being beneficially owned by Beach Point but that are subject to assignment agreements entered into prior to the date hereof that have yet to settle.  Such $15,000,000 and the assignee(s) are not subject to this agreement.

[Signature Page Plan Support Agreement]

DK Acquisition Partners, L.P.

Claims under the Credit Agreement:		$108mm

Pro Rata Percentage:		10%

Authorized Signatory:

By:	/s/ Conor Bastable
Name: Conor Bastable
Title: Managing Member

[Signature Page Plan Support Agreement]

Eaton Vance Management &
Boston Management and Research
As investment Advisor

Claims under the Credit Agreement:		$50,178,986.51

Pro Rata percentage:		.06008860

Authorized Signatory:		On behalf of:
		The Norinchukin Bank, New York Branch
		Big Sky III Senior Loan Trust
By:	/s/ Craig P. Russ	Eaton Vance CDO IX Ltd.
Name: Craig P. Russ		Eaton Vance Senior Floating-Rate Trust
Title: Vice President		Eaton Vance Floating-Rate Income Trust
		Eaton Vance Loan Opportunities Fund
		Eaton Vance Medallion Floating-Rate Income Portfolio
		Eaton Vance Senior Income Trust
		Eaton Vance Short Duration Diversified Income Fund
		Eaton Vance Institutional Senior Loan Fund
		Eaton Vance Limited Duration Income Fund
		Grayson & Co

		Senior Debt Portfolio
		Eaton Vance VT Floating-Rate Income Fund

[Signature Page Plan Support Agreement]

SANKATY ADVISORS, LLC

Claims under the Credit Agreement:		$12.91mm

Pro Rata Percentage:		1.2%

Authorized Signatory:

By:	/s/ Jeff Hawkins
Name: Jeff Hawkins
Title: Managing Director

[Signature Page Plan Support Agreement]

SPCP GROUP, LLC

Claims under the Credit Agreement:		$118,333,333.33

Pro Rata Percentage:		10.66%

Authorized Signatory:

By:	/s/ Michael A. Gatto
Name: Michael A. Gatto
Title: Authorized Signatory

[Signature Page Plan Support Agreement]

Grand Central Asset Trust, SIL Series

Claims under the Credit Agreement:		$63,166,666.67

Pro Rata Percentage:		5.69%

Authorized Signatory:

By:	/s/ Malia Baynes
Name: Malia Baynes
Title: Attorney-in-Fact

[Signature Page Plan Support Agreement]

TACONIC MARKET DISLOCATION MASTER FUND II L.P.
By: Taconic Capital Advisors L.P., its investment advisor

Claims under the Credit Agreement:		$676,691.00

Pro Rata Percentage:		0.08%

Authorized Signatory:

By:	/s/ Josh Miller
Name: Josh Miller
Title: Principal

[Signature Page Plan Support Agreement]

TACONIC MARKET DISLOCATION FUND II L.P.
By: Taconic Capital Advisors L.P., its investment advisor

Claims under the Credit Agreement:		$2,909,375.00

Pro Rata Percentage:		0.35%

Authorized Signatory:

By:	/s/ Josh Miller
Name: Josh Miller
Title: Principal

[Signature Page Plan Support Agreement]

TACONIC CAPITAL PARTNERS 1.5 L.P.
By: Taconic Capital Advisors L.P., its investment advisor

Claims under the Credit Agreement:		$28,426,697.00

Pro Rata Percentage:		3.40%

Authorized Signatory:

By:	/s/ Josh Miller
Name: Josh Miller
Title: Principal

[Signature Page Plan Support Agreement]

TACONIC OPPORTUNITY FUND L.P.
By: Taconic Capital Advisors L.P., its investment advisor

Claims under the Credit Agreement:		$36,775,469.00

Pro Rata Percentage:		4.40%

Authorized Signatory:

By:	/s/ Josh Miller
Name: Josh Miller
Title: Principal

[Signature Page Plan Support Agreement]

EXHIBIT 1

SIX FLAGS INC.
SIX FLAGS OPERATIONS, INC.
SIX FLAGS THEME PARKS, INC.

RESTRUCTURING TERM SHEET

THIS TERM SHEET IS NOT AN OFFER OR A SOLICITATION WITH RESPECT TO ANY SECURITIES OF SIX FLAGS OR ITS SUBSIDIARIES OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN.  ANY SUCH OFFER OR SOLICITATION SHALL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE.

THIS TERM SHEET IS PROVIDED IN CONFIDENCE AND MAY NOT BE DISTRIBUTED WITHOUT THE EXPRESS WRITTEN CONSENT OF THE STEERING COMMITTEE LENDERS (AS DEFINED BELOW).  THIS TERM SHEET IS A SETTLEMENT PROPOSAL IN FURTHERANCE OF SETTLEMENT DISCUSSIONS AND IS PROTECTED BY RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND ANY OTHER APPLICABLE STATUTES OR DOCTRINES PROTECTING THE USE OR DISCLOSURE OF CONFIDENTIAL SETTLEMENT DISCUSSIONS.

THIS TERM SHEET IS SUBJECT TO ONGOING REVIEW AND APPROVAL BY, AND IS NOT BINDING UPON, THE PREPETITION CREDIT AGREEMENT LENDERS AND THE PREPETITION ADMINISTRATIVE AGENT, IS SUBJECT TO MATERIAL CHANGE AND IS BEING DISTRIBUTED FOR DISCUSSION PURPOSES ONLY.

1.                                       Summary of Transaction.  This term sheet (this “Term Sheet”) describes a proposed restructuring (the “Restructuring”) for Six Flags, Inc. (“SFI”), Six Flags Operations, Inc. (“SFO”) and Six Flags Theme Parks, Inc. (“SFTP”) and certain of SFTP’s domestic subsidiaries (the “SFTP Subsidiaries”; together with SFI, SFO and SFTP, the “Debtors”) pursuant to joint plans of reorganization (collectively, the “Plan”) which would be filed by the Debtors in connection with a contemplated chapter 11 filing.  Subject to the satisfaction or waiver of the conditions described below, the Restructuring described herein is supported by the steering committee of lenders (the “Steering Committee Lenders”)(1) party to the Second Amended and Restated Credit Agreement dated as of May 25, 2007 (as amended, the “Credit Agreement”) among SFI, SFO and SFTP, JPMorgan Chase Bank N.A., as administrative agent (the “Agent”), the Steering Committee Lenders and the other lenders parties thereto (collectively, the “Lenders”).  This Term Sheet does not include a description of all of the terms, conditions

(1) The Steering Committee Lenders are JPMorgan, Beach Point Capital, Davidson Kempner Capital Management LLC, Eaton Vance Management, Sankaty Advisors LLC, Taconic Capital Advisors and Silver Point Capital, L.P.

and other provisions that are to be contained in the Plan and the related definitive documentation governing the Restructuring.

The Plan will provide for the restructuring of the Debtors’ balance sheets.  Except for the Credit Agreement obligations (and swap obligations secured ratably therewith, collectively the “Credit Agreement Obligations”), all claims against or interests in SFTP and the SFTP Subsidiaries (collectively, the “SFTP Debtors”) will be unimpaired.  The Credit Agreement Obligations will be impaired and each holder thereof will receive distributions equal to its Credit Agreement Obligations claims comprised of its ratable share of the New Term Loans (as defined below) and shares of New Common Stock (as defined below) for the balance of such claims.  SFO will retain its equity in SFTP and the holders of SFO general unsecured claims, including the SFO Notes,(2) shall receive, in the aggregate, shares of New Common Stock having a value equal to the residual enterprise value of the SFTP Debtors after satisfaction in full of the claims against them (including the Credit Agreement Obligations).  SFI shall retain its equity interests in SFO and holders of general unsecured claims against SFI, including the SFI Notes(3) and the SFO Notes (on account of their guarantee claim), shall receive, in the aggregate, shares of New Common Stock having a value equal to the residual enterprise value of SFI’s direct and indirect interests in Six Flags Over Georgia and Six Flags Over Texas (collectively the “Partnership Parks”).

2.                                       Chapter 11 Financing

(a)                                  Use of Cash Collateral.  The Debtors shall be permitted to use the Lenders’ cash collateral on a consensual basis on the following key terms:

(i)                                     Provision of adequate protection to the Lenders in the form of (i) to the extent of any diminution in value, superpriority claims under Bankruptcy Code section 364(c)(1) and 507(b), with priority over all other administrative claims, and replacement liens on all property of SFO and the SFTP Debtors with a first priority on any unencumbered property and priming the collateral securing the Credit Agreement Obligations, (ii) monthly payment of an amount equal to interest accrued on the Credit Agreement Obligations at the non-default LIBOR-based rates set forth in the Credit

(2) “SFO Notes” refers to the $400 million aggregate principal amount of senior unsecured notes (plus accrued and unpaid interest) comprising of the unsecured 12.25% senior notes due 2016 issued pursuant to that certain Indenture dated as of June 16, 2008, among SFO, SFI and HSBC Bank USA, National Association.

(3) “SFI Notes” refers to the approximately $868 million aggregate principal amount (plus accrued and unpaid interest) of the following senior unsecured notes: (a) the unsecured 8.875% senior notes due 2010 issued pursuant to that certain Indenture dated as of February 11, 2002, between SFI and The Bank of New York (“BONY”), (b) the unsecured 9.75% senior notes due 2013 issued pursuant to that certain Indenture dated as of April 13, 2003, between SFI and BONY, (c) the unsecured 9.625% senior notes due 2014 issued pursuant to that certain Indenture dated as of December 5, 2008, between SFI and BONY, and (d) the unsecured 4.5% convertible senior notes due 2015 issued pursuant to that certain Indenture dated as of November 19, 2004, between SFI and BONY.

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Agreement (with an additional 2% in respect of default interest accruing) and (iii) the prompt payment, following submission of invoices, of agency fees, letter of credit fees, and fees and expenses of counsel and financial advisors to the Agent

(ii)                                  The Debtors’ diligent prosecution of the Restructuring described herein (and not supporting an alternative restructuring)

(iii)                               Additional reasonable covenants regarding use of cash collateral outside the ordinary course of business acceptable to the Lender Steering Committee.

(b)                                  Letters of Credit; New Money LC Facility/DIP Financing.  Subject to approval of the Required Lenders, the Debtors shall have the ability to renew and/or extend the maturity date of existing letters of credit prior to the Effective Date (as defined below) without any increase in the amount available to be drawn thereunder.  Debtors shall have the ability to obtain a post-petition bilateral letter of credit facility in an amount to be agreed (secured solely by cash collateral) to address post-filing incremental letter of credit requirements.

3.                                       Reorganized Company Capital Structure.

(a)                                  Post-Emergence Working Capital Facility.  On the effective date of the Plan (the “Effective Date”), the Debtors shall obtain a new four-year secured revolving or multi-draw term credit facility in an amount of $150 million (the “New Revolver”).  The New Revolver shall be secured by first liens on substantially all of the assets of the Debtors, with such liens being pari passu with the liens securing the New Term Loans but with the New Revolver ranking as “first out” in the payment waterfall relative to the New Term Loans, including without limitation, the right to receive upon the occurrence and continuation of an event of default, 100% of all cash flows until the New Revolver is paid in full.  The New Revolver shall otherwise have terms acceptable to the Debtors, the Steering Committee Lenders and the providers of such New Revolver, including an annual clean-up requirement.  In addition the New Revolver shall have the following material terms:

•                                     4 year maturity

•                                     Interest at LIBOR + 5.00%, with a LIBOR floor of 2.50%

•                                     5.00% upfront fee, payable in cash on the closing date

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•                                     Undrawn line fee of 1.50%

•                                     Usual and customary affirmative and negative covenants to be negotiated

(b)                                  New Term Loans.  Reorganized SFTP shall enter into a new $600 million secured term loan agreement (the “New Term Loans”), which shall be guaranteed by SFI, SFO and the SFTP Subsidiaries and have the following material terms and conditions:

•                                     5 year maturity

•                                     Interest at LIBOR + 7.00%, with a LIBOR floor of 2.50%; provided that prior to the second anniversary of the Effective Date, 1.50% of such interest may, at the Debtors’ option, be paid in kind with any such paid in kind interest to be added to principal and deemed additional New Term Loans

•                                     Call protection as follows: year 1 — 103%; year 2 — 101.5%; thereafter — par

•                                     Secured by first liens on substantially all assets, with such liens being pari passu with the New Revolver but with the New Term Loans ranking “last out” relative to the New Revolver in payment waterfall(4)

•                                     Usual and customary financial covenants, including leverage covenants to be negotiated by the parties, minimum interest coverage and maximum capital expenditures, in each case, measured from SFI down

•                                     Usual and customary affirmative and negative covenants (that would be binding on SFI), including, without limitation, limitations on indebtedness, liens, restricted payments, asset dispositions and investments, in each case with baskets and allowances to be negotiated, including permission for SFI to incur up to $150 million in unsecured indebtedness to finance future Partnership Park “liquidity put” obligations on terms and conditions acceptable to the Lender Steering Committee.  The amount of SFTP cash flow available for all Partnership Park-related obligations, including “liquidity put” obligations, debt service and amortization, will be subject to a cap to be agreed.

(4) Traditional first lien/second lien structure could be considered if necessary to raise New Revolver.

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(c)                                  New Common Stock.  Subject to the right of the stockholders to amend the certificate of incorporation, reorganized SFI shall issue a single class of common stock (the “New Common Stock”) on the Effective Date of the Plan of Reorganization (the “Effective Date”), which stock shall be deemed fully paid and non-assessable.  All New Common Stock issued will be subject to dilution from the exercises of options and/or the granting of restricted stock in connection with the Long Term Incentive Plan (as defined below).

(d)                                  Options / Restricted Stock.  There shall be allocated sufficient shares of New Common Stock to provide the Long Term Incentive Plan (as defined below).

4.                                       Plan Distributions/Treatment.

(a)                                  SFTP Debtors.

(i)                                     The Credit Agreement Obligations shall be paid in full by distribution of New Term Loans and shares of New Common Stock having a value equal to the balance of such claim and representing 92% of the issued and outstanding New Common Stock.

(ii)                                  All other creditors and interest holders of the SFTP Debtors shall be unimpaired and the Plan shall not alter such creditors and interest holders’ legal, equitable or contractual rights.  Each such claim shall be paid in full in cash on the later to occur of the Effective Date and the date on which such claim becomes due and payable.

(b)                                  SFO.  Each holder of a claim against SFO (other than the claim on account of SFO’s guarantee of the Credit Agreement Obligations) shall receive shares of New Common Stock having a value equal to the residual enterprise value of the SFTP Debtors after satisfaction in full of the claims against them (including the Credit Agreement Obligations) and representing 7% of issued and outstanding New Common Stock.

(c)                                  SFI.  Holders of general unsecured claims against SFI, including the SFI Notes and the SFO Notes (on account of their guarantee claim) shall receive, in the aggregate, shares of New Common Stock having a value equal to the residual enterprise value of SFI’s direct and indirect interests in the Partnership Parks and representing 1% of issued and outstanding New Common Stock.

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(d)                                  Other Distributions.

(i)                                   Each holder of an allowed administrative claim, including claims of the type described in section 503(b)(9) of the Bankruptcy Code, shall receive payment in full (in cash) of the unpaid portion of its allowed administrative claim on the Effective Date or as soon thereafter as practicable (or, if payment is not then due, shall be paid in accordance with its terms) or pursuant to such other terms as may be agreed to by the holder of such claim and the Debtors.

(ii)                                Allowed secured tax claims and allowed other secured claims shall be unimpaired.

(iii)                             Intercompany claims will be (at the election of the Debtor or Reorganized Debtor holding such claim and with the consent of the Steering Committee Lenders) (1) released, waived and discharged as of the Effective Date, (2) contributed to the capital of the obligor corporation, (3) dividended or (4) remain unimpaired.

(iv)                              Holders of the existing equity interests in SFI (both preferred and common) (collectively, “Old Interests”) shall receive no recovery.  Such Old Interests shall include any options, warrants or other agreements to acquire or be issued any Old Interests (whether or not arising under or in connection with any employment agreement), including without limitation, any claim against the Debtors that is subordinated pursuant to section 510(b) of the Bankruptcy Code, which shall include any claim arising from the rescission of a purchase or sale of any equity interest, any claim for damages arising from the purchase or sale of any equity interest, or any claim for reimbursement, contribution or indemnification for such claim.

5.                                       Other Plan Provisions/Means for Implementation.

(a)                                  Board of Directors of Reorganized SFI.  Reorganized Six Flags shall have an eleven-person board of directors (the “Board”), seven of whom shall be selected by the Steering Committee Lenders (it being understood that the Steering Committee Lenders shall consider Robert McGuire and Perry Rogers among the candidates for such Board seats), one of whom shall be the CEO and three of whom shall be the following three current directors: Daniel M. Snyder, Mark Jennings and Dwight Schar.  Mr. Snyder will be designated Chairman.  All directors shall stand for election annually.

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(b)                                  Retention of Senior Management.  The Steering Committee Lenders support the retention of the following executives (“Management”):  (i) Mark Shapiro, President and Chief Executive Officer; (ii) Jeffrey R. Speed, Executive Vice President and Chief Financial Officer; (iii) Louis Koskovolis, Executive Vice President, Corporate Alliances-Sponsorship; (iv) Mark Quenzel, Executive Vice President, Park Strategy and Management; (v) Andrew M. Schleimer, Executive Vice President, Strategic Development and In-Park Services; (vi) Michael Antinoro, Executive Vice President, Entertainment and Marketing and (vii) James Coughlin, General Counsel.  All existing executive employment agreements for Management will be assumed in accordance with their terms; provided that any provisions in such employment agreements providing for Old Interests in SFI shall not be assumed and shall be treated under Section 4(d)(iv) above; provided further that the provisions regarding a change of control in Mr. Shapiro’s employment agreement shall be clarified so as to (i) exclude from the definition of “Change in Control”:  (a) the Chapter 11 cases and the occurrence of the Effective Date and (b) the replacement of any current directors with directors appointed by the Steering Committee Lenders, (ii) modify the definition of “Significant Change in Board Composition” so that it is triggered only by the failure of more than one of Mark Shapiro, Daniel M. Snyder, Mark Jennings and Dwight Schar, or their respective successors, to be a “Continuing Director” and (iii) exclude the Lenders from the definition of “person” to the extent that the Lenders, as a collective, could be deemed to be acting as a “group” for the purposes of the Securities Exchange Act of 1934; provided further that cash severance for Mr. Shapiro shall be limited to three years base salary plus bonus.

(c)                                  Long Term Incentive Plan.  The Reorganized Debtors shall implement a management incentive plan for Management, selected employees and directors of Reorganized SFI, providing incentive compensation in the form of stock options and/or restricted stock in the Reorganized Company equal to 10% of the equity in SFI, on a fully diluted basis (the “Long Term Incentive Plan”).  The Long Term Incentive Plan shall be effective as of the Effective Date and shall be subject to such terms and conditions as the Debtors and the Steering Committee Lenders shall mutually agree.  Immediately following the Effective Date, the aggregate allocations to Management under the Long Term Incentive Plan shall consist of 3.75% of the equity of SFI on a fully diluted basis in the form of restricted stock and 3.75% of the equity of SFI on a fully diluted basis in the form of options.  Such stock and options shall be allocated to the members of Management consistent with their respective employment agreements.  Any additional allocations

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following the Effective Date shall be determined by the Board, provided that Management shall not be able to participate therein for the year following the Effective Date absent full Board approval.

(d)                                  Releases, Indemnification and D&O Insurance.  The Plans shall provide for general mutual releases and exculpation by the Debtors, the estates and the reorganized Debtors for the benefit of (1) all individuals serving as directors and officers of the Debtors as of the Effective Date, (2) the Agent and the Lenders, and (3) the advisors, attorneys and consultants to each of the foregoing.  The terms of such general mutual releases and exculpation shall be in form and substance customary for transactions of this type and mutually agreed to.  In addition, the reorganized Debtors shall assume all existing indemnification obligations of the Debtors in favor of the directors and officers described in clause (1) above (whether in the Debtors’ bylaws, contracts or otherwise), and the Plan shall include provisions for the purchase of director and officer liability insurance for the directors and officers of the Reorganized Debtors (in form and substance satisfactory to the Directors of the Reorganized Debtors).

(e)                                  Charter; Bylaws.  The charter and bylaws of each of the Debtors shall have been restated in a manner reasonably satisfactory to the Steering Committee Lenders and consistent with section 1123(a)(6) of the Bankruptcy Code.

(f)                                    Tax Issues.  The terms of the Plan and the restructuring contemplated by this Term Sheet shall be structured to preserve favorable tax attributes of the Debtors to the extent reasonably practicable.  The Debtors shall consult with the Steering Committee Lenders on tax issues and matters of tax structure relating to the Plan and the restructuring contemplated by this Term Sheet.

(g)                                 Executory Contracts.  The assumption or rejection of any material contract, (a “Park”)(5) and the Time Warner license agreement, shall

(5) The Parks include Six Flags America, Largo, Maryland, Six Flags Discovery Kingdom, Vallejo, California, Six Flags Fiesta Texas, San Antonio, Texas, Six Flags Great Adventure, Hurricane Harbor & Wild Safari, Jackson, New Jersey, Six Flags Great America, Gurnee, Illinois, Six Flags Hurricane Harbor, Arlington, Texas, Six Flags Hurricane Harbor, Valencia, California, Six Flags Kentucky Kingdom, Louisville, Kentucky, Six Flags Magic Mountain, Valencia, California, Six Flags Mexico, Mexico City, Mexico, Six Flags New England, Agawam, Massachusetts, Six Flags New Orleans, New Orleans, Louisiana, Six Flags St. Louis, Eureka, Missouri, Six Flags White Water Atlanta, Marietta, Georgia, La Ronde, Montreal, Canada, The Great Escape, Lake George, New York and the Partnership Parks.

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be subject to the prior approval of the Steering Committee Lenders.

6.                                       Conditions Precedent.  The support of the Steering Committee Lenders for the Restructuring described herein is subject to the satisfaction (in their sole discretion) of the following conditions:

(a)                                  Due Diligence.  The Steering Committee Lenders’ satisfaction with the results of ongoing due diligence investigations regarding the business, operations, assets, liabilities, condition (financial or otherwise) or prospects of the Debtors.

(b)                                  Partnership Parks; IP Issues.  Arrangements satisfactory to the Steering Committee Lenders regarding (i) ongoing investments in, and third party financing of future liquidity puts relating to, the Partnership Parks and (ii) the Debtors continued access to the intellectual property currently used in the business or satisfaction with strategies for the de-theming and re-theming of the Parks including all costs associated therewith.

(c)                                  New Orleans Park.  Claims relating to the New Orleans park shall not exceed an amount acceptable to the Steering Committee Lenders.

(d)                                  Limit on Non-Trade SFTP Claims.  Allowed claims (other than trade claims incurred in the ordinary course of business) against the SFTP Debtors shall not exceed an amount acceptable to the Steering Committee Lenders.

(e)                                  Documentation.  The Plan, including any amendments, modifications or supplements thereto, and all other documentation contemplated by this Restructuring shall be acceptable to the Steering Committee Lenders.

(f)                                    Confirmation Order.  Entry of an order confirming the Plan in form and substance satisfactory to the Steering Committee Lenders.

(g)                                 No MAE.  There shall not have occurred any event, development or circumstance since the petition date (other than any event, claim, or circumstance relating to the Chapter 11 cases or the commencement thereof) that shall have resulted or could reasonably be expected to result in a material adverse change in the business, condition (financial or otherwise), income, operations or prospects of the Debtors.

(h)                                 No Force Majeure.  There shall not have occurred a force majeure event (to be defined as a significant global disruption in the financial markets caused by outbreak of war, terrorism, or other incidents, but not adverse changes in the financial, banking or capital markets generally).

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